UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2005

WASTE CONNECTIONS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

Commission File No. 1-31507

94-3283464
(I.R.S. Employer Identification No.)

35 Iron Point Circle, Suite 200, Folsom, CA 95630
(Address of principal executive offices) (Zip code)

(916) 608-8200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed in our Form 10-Q for the quarterly period ended June 30, 2005, in the second quarter of 2005, we disposed of a hauling operation in Utah and exited a landfill operating contract with a finite term in California. We are filing this current report on Form 8-K to reflect the impact of the classification as discontinued operations of the operations disposed of and exited in 2005, pursuant to the requirements of Statement of Financial Accounting Standards ("SFAS") 144 - "Accounting for the Impairment or Disposal of Long Lived Assets" for the three years ended December 31, 2004, 2003 and 2002, and for the three-month periods ended March 31, 2005 and 2004.

In compliance with SFAS 144, we have reported revenues, expenses and gains (losses) on the disposition of and exit from these operations as income from discontinued operations for each period presented in our quarterly reports filed since the dates of the disposition and exit (including the comparable period of the prior year). Under Securities and Exchange Commission ("SEC") requirements, the same reclassification to discontinued operations as is required by SFAS 144 subsequent to the disposition of and exit from these operations is required for previously issued annual financial statements for each of the three years included in our last annual report on Form 10-K/A for the fiscal year ended December 31, 2004 (the "Form 10- K/A"), if those financial statements are incorporated by reference in subsequent filings with the SEC made under the Securities Act of 1933, as amended. These requirements apply even though those financial statements relate to periods prior to the date of the disposition and exit. This reclassification has no effect on our reported net income available to common stockholders.

In 2005, we began disclosing the account balance related to our book overdraft as a separate line item on our consolidated balance sheet and statement of cash flows. Previously, it had been classified as part of accounts payable. Appropriate reclassifications were made to the consolidated balance sheets as of December 31, 2003 and 2004, and statements of cash flows for the years ended December 31, 2002, 2003 and 2004, to conform with the 2005 presentation.

One of our subsidiaries, Rhino Solid Waste, Inc., owns undeveloped property in Chaparral, New Mexico. On January 30, 2002, the New Mexico Environment Department granted a final order approving a permit to operate a municipal solid waste landfill on the property.  The Supreme Court of the state of New Mexico set aside that final order on July 18, 2005, and remanded the matter to the Department for further consideration. At December 31, 2004, we had $8.0 million of capitalized expenditures related to this landfill development project.  If we are not ultimately issued a permit to operate the landfill, we will be required to expense in a future period the $8.0 million of capitalized expenditures, less the recoverable value of the undeveloped property and other amounts recovered, which would likely have a material adverse effect on our reported income for that period. Given the recent developments surrounding this matter, we have updated our disclosures in the Form 10-K/A under Part II Items 7 and 8 as filed with this report.

The following information is presented in this current report on Form 8-K:

  Selected financial data for the years ended December 31, 2000, 2001, 2002, 2003 and 2004, that were initially filed in Part II Item 6 of the Form 10- K/A;

  Management's Discussion and Analysis of Financial Condition and Results of Operations for the years ended December 31, 2002, 2003 and 2004, that were initially filed in Part II Item 7 of the Form 10- K/A;

  Consolidated financial statements and supplementary data as of December 31, 2003 and 2004 and for the years ended December 31, 2002, 2003 and 2004, that were initially filed in Part II Item 8 of the Form 10- K/A;

  Consolidated financial statements and supplementary data for the three months ended March 31, 2005 and 2004, that were originally filed in Part I, Items I and II of our quarterly report on Form 10-Q for the quarterly period ended March 31, 2005 (the "Form 10-Q").

Other than the changes reflected in these items, this current report on Form 8-K does not modify or update the disclosures in the Form 10-K/A or the Form 10-Q in any way.

Item 9.01. Financial Statements and Exhibits.

(c) The following Exhibits are filed herewith:

23.1 Consent of Independent Registered Public Accounting Firm.

99.1 Reclassification of the following sections of the Registrant's Form 10-K/A for the fiscal year ended December 31, 2004: Selected Financial Data, Management's Discussion and Analysis of Financial Condition and Results of Operations and Financial Statements and Supplementary Data.

99.2 Reclassification of the following sections of the Registrant's Form 10-Q for the quarterly period ended March 31, 2005: Financial Statements and Supplementary Data and Management's Discussion and Analysis of Financial Condition and Results of Operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2005

Waste Connections, Inc.

/s/ Worthing F. Jackman
Worthing F. Jackman
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description
23.1	Consent of Independent Registered Public Accounting Firm. PDF
99.1

Reclassification of the following sections of the Registrant's Form 10-K/A for the fiscal year ended December 31, 2004: Selected Financial Data, Management's Discussion and Analysis of Financial Condition and Results of Operations and Financial Statements and Supplementary Data. PDF
99.2

Reclassification of the following sections of the Registrant's Form 10-Q for the quarterly period ended March 31, 2005: Financial Statements and Supplementary Data and Management's Discussion and Analysis of Financial Condition and Results of Operations.      PDF